Exhibit 99.1

Contact: Liz Sharp, VP Investor Relations

Smith & Wesson Holding Corp.

(413) 747-3304

lsharp@smith-wesson.com

Smith & Wesson Holding Corporation Reports

First Quarter Fiscal 2014 Financial Results

•	Net Sales of $171 Million for the First Quarter of Fiscal 2014, Up 25.8% Year-Over-Year

•	Quarterly Gross Margin of 42.6% in the First Quarter of Fiscal 2014 vs. 37.7% a Year Ago

•	Quarterly Operating Income Margin of 28.1% in the First Quarter of Fiscal 2014 vs. 23.0% a Year Ago

•	Company Raising Full Fiscal Year 2014 Revenue Guidance

SPRINGFIELD, Mass., September 5, 2013 — Smith & Wesson Holding Corporation (NASDAQ Global Select: SWHC), a leader in firearm manufacturing and design, today announced financial results for the fiscal first quarter ended July 30, 2013.

First Quarter Fiscal 2014 Financial Highlights

•	Net sales for the first quarter were $171.0 million, up 25.8% from the first quarter last year, as the company continued to operate at maximum production capacity. Excluding last year’s sales of Walther products pursuant to a distribution agreement that Smith & Wesson ended in April 2013, net sales grew by 36.4%.

•	Gross profit for the first quarter was $72.8 million, or 42.6% of net sales, compared with gross profit of $51.2 million, or 37.7% of net sales, for the comparable quarter last year. Gross profit improved as a result of increased sales volume, leveraging of fixed costs, and a planned favorable product mix to meet the needs of consumers.

•	Operating expenses for the first quarter were $24.8 million, or 14.5% of net sales, compared with operating expenses of $19.9 million, or 14.7% of net sales, for the first quarter last year.

•	Operating income for the first quarter was 28.1% percent, compared with 23.0% percent for the first quarter last year.

•	Income from continuing operations for the first quarter was $26.5 million, or $0.40 per diluted share, compared with net income from continuing operations of $18.9 million, or $0.28 per diluted share, for the first quarter last year. Income from continuing operations for the first quarter of fiscal 2014 included $5.1 million, or approximately $0.05 per diluted share, of one-time expense associated with the retirement of 9.5% senior notes and the issuance of 5.875% senior notes.

•	Non-GAAP Adjusted EBITDAS from continuing operations for the first quarter increased to $55.2 million compared with $36.1 million for the first quarter last year.

•	Operating cash flow of $19.0 million and capital spending of $12.0 million for the first quarter resulted in free cash flow of $7.0 million.

James Debney, Smith & Wesson Holding Corporation President and Chief Executive Officer, stated, “Our results for the first quarter of fiscal 2014 reflect the continued successful execution of our growth strategy. We delivered improvements across all of our key metrics, including a meaningful increase in year-over-year sales and significant expansion of our gross margins. Ongoing increases in our manufacturing capacity, combined with strong consumer demand for firearms, resulted in increased market share and higher sales of our most popular M&P® products. Amidst that robust growth, we drove a number of significant initiatives in the quarter designed to strengthen our business and return increased value to our stockholders.”

First Quarter Fiscal 2014 Balance Sheet Highlights

•	Smith & Wesson issued $100 million of new 5.875% senior notes due in 2017 and used $49.2 million of the proceeds to repurchase the company’s outstanding 9.5% senior notes.

•	The Board of Directors approved and the company initiated a $100 million common stock repurchase program, replacing the $15 million remaining from the authorization in December, 2012.

•	Under the common stock repurchase program, Smith & Wesson purchased approximately 1.4 million shares of common stock for $15.6 million through a stock tender offer, leaving a balance of $84.4 million dollars available for repurchases in the open market.

•	The company ended the first quarter with a cash balance of $146.5 million, $100 million of outstanding senior notes, and no borrowings under the company’s credit facility.

Jeffrey D. Buchanan, Smith & Wesson Holding Corporation Executive Vice President and Chief Financial Officer, stated, “During the first quarter, we took several meaningful steps to optimize our capital structure. These actions have increased the strength and flexibility of our balance sheet, providing a solid foundation to support the further development and growth of our business. In addition to the 1.4 million shares of common stock purchased in the tender offer, we have so far purchased an additional 1.82 million shares in the open market utilizing cash on hand. In addition, after the end of the first quarter, we completed a new $75 million unsecured revolving line of credit, which includes an accordion feature for up to $175 million, and which replaced our $55 million credit facility.

“Early in the second quarter we ‘went live’ with our new SAP enterprise resource planning (ERP) system, a key strategic building block that will provide our business with the scalability and visibility required for future growth. While we have worked through what we believe are most of the issues surrounding the implementation, the initial impact of going live will amount to several days of lost production in the second quarter. Despite that short-term impact, which is factored into our guidance, today we are raising our full year sales outlook,” concluded Buchanan.

Financial Outlook

The company estimates net sales for the second quarter of fiscal 2014 to be between $135.0 million and $140.0 million and GAAP earnings per diluted share from continuing operations of between $0.20 and $0.22. It should be noted that the company ended its Walther distribution agreement at the end of fiscal 2013 and therefore the second quarter of fiscal 2014 will not contain Walther sales, which amounted to $9.7 million in the comparable quarter a year ago.

The company is increasing its previously issued full year fiscal 2014 revenue guidance and now anticipates net sales for fiscal 2014 of between $610.0 million and $620.0 million. The company expects GAAP earnings per diluted share from continuing operations of between $1.30 and $1.35 for fiscal 2014.

All guidance takes into account the expected impact of the implementation of the company’s new ERP system throughout fiscal 2014.

Conference Call and Webcast

The company will host a conference call and webcast today, September 5, 2013, to discuss its first quarter fiscal 2014 financial and operational results. Speakers on the conference call will include James Debney, President and Chief Executive Officer, and Jeffrey D. Buchanan, Executive Vice President and Chief Financial Officer. The conference call may include forward-looking statements. The conference call and webcast will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Those interested in listening to the call via telephone may call directly at (617) 399-5123 and reference conference code 71726404. No RSVP is necessary. The conference call audio webcast can also be accessed live and for replay on the company’s website at www.smith-wesson.com, under the Investor Relations section. The company will maintain an audio replay of this conference call on its website for a period of time after the call. No other audio replay will be available.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, certain non-GAAP financial measures, including “Adjusted EBITDAS” and “free cash flow” are presented. From time to time, the company considers and uses Adjusted EBITDAS and free cash flow as supplemental measures of operating performance in order to provide the reader with an improved understanding of underlying performance trends. Adjusted EBITDAS excludes the effects of interest expense, income taxes, depreciation of tangible fixed assets, amortization of intangible assets, stock-based compensation expense, plant consolidation costs, DOJ and SEC investigation costs, and certain other transactions. See the attached “Reconciliation of GAAP Net Income to Adjusted EBITDAS” for a detailed explanation of the amounts excluded from and included in net income to arrive at Adjusted EBITDAS for the three-months ended July 30, 2013 and 2012. Free cash flow is defined as cash flow provided by operating activities less capital expenditures, which include purchases of property, equipment, and software.

Adjusted or non-GAAP financial measures provide investors and the company with supplemental measures of operating performance and trends that facilitate comparisons between periods before, during, and after certain items that would not otherwise be apparent on a GAAP basis. Adjusted financial measures are not, and should not be viewed as, a substitute for GAAP results. The company’s definition of these adjusted financial measures may differ from similarly named measures used by others.

About Smith & Wesson

Smith & Wesson Holding Corporation (NASDAQ Global Select: SWHC) is a U.S.-based leader in firearm manufacturing and design, delivering a broad portfolio of quality firearms, related products, and training to the global military, law enforcement, and consumer markets. The company’s brands include Smith & Wesson®, M&P® and Thompson/Center Arms™. Smith & Wesson facilities are located in Massachusetts and Maine. For more information on Smith & Wesson, call (800) 331-0852 or log on to
www.smith-wesson.com.

Safe Harbor Statement

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include the company’s belief that its results for the first quarter of fiscal 2014 reflect the continued successful execution of its growth strategy; the company’s belief that steps taken to optimize its capital structure during the first quarter have increased the strength and flexibility of its balance sheet, providing a solid foundation to support the further development and growth of its business; the company’s expectation that its new ERP system will be a key strategic building block that will provide the company’s business with the scalability and visibility required for future growth; the company’s anticipation that while it has worked through what it believes are most of the issues surrounding the implementation of the new ERP system, the initial impact of going live will amount to several days of lost production in the second quarter; the company’s expectations for net sales and GAAP earnings per share from continuing operations for the second quarter of fiscal 2014; and the company’s expectations for net sales, and GAAP earnings per share from continuing operations for fiscal 2014. We caution that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include the demand for our products; the costs and ultimate conclusion of certain legal matters, including the DOJ and SEC matters; the state of the U.S. economy; general economic conditions and consumer spending patterns; the potential for increased regulation of firearms and firearm-related products; speculation surrounding fears of terrorism and crime; our growth opportunities; our anticipated growth; our ability to increase demand for our products in various markets, including consumer, law enforcement, and military channels, domestically and internationally; the position of our hunting products in the consumer discretionary marketplace and distribution channel; our penetration rates in new and existing markets; our strategies; our ability to introduce new products; the success of new products; our ability to expand our markets; the potential for cancellation of orders from our backlog; and other risks detailed from time to time in our reports filed with the SEC, including our Form 10-K Report for the fiscal year ended April 30, 2013.

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Unaudited)

	For the Three Months Ended
	July 31, 2013	July 31, 2012
	(In thousands, except per share data)
Net sales	$171,020	$135,995
Cost of sales	98,247	84,768

Gross profit	72,773	51,227

Operating expenses:
Research and development	1,358	1,172
Selling and marketing	7,548	6,838
General and administrative	15,853	11,921

Total operating expenses	24,759	19,931

Operating income from continuing operations	48,014	31,296

Other income/(expense):
Other income/(expense), net	5	—
Interest income	102	368
Interest expense	(6,673)	(1,987)

Total other income/(expense), net	(6,566)	(1,619)

Income from continuing operations before income taxes	41,448	29,677
Income tax expense	14,922	10,807

Income from continuing operations	26,526	18,870
Discontinued operations:
Loss from operations of discontinued security solutions division	(52)	(1,682)
Income tax benefit	(3)	(599)

Loss from discontinued operations	(49)	(1,083)

Net income/comprehensive income	$26,477	$17,787

Net income per share:
Basic—continuing operations	$0.41	$0.29

Basic—net income	$0.41	$0.27

Diluted—continuing operations	$0.40	$0.28

Diluted—net income	$0.40	$0.27

Weighted average number of common shares outstanding:
Basic	64,235	65,352
Diluted	65,622	66,798

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	As of:
	July 31, 2013	April 30, 2013
	(In thousands, except par value and share data)
ASSETS
Current assets:
Cash and cash equivalents, including restricted cash of $3,348 on July 31, 2013 and $3,345 on April 30, 2013	$146,455	$100,487
Accounts receivable, net of allowance for doubtful accounts of $953 on July 31, 2013 and $1,128 on April 30, 2013	53,756	46,088
Inventories	63,232	62,998
Prepaid expenses and other current assets	7,070	4,824
Deferred income taxes	12,076	12,076
Income tax receivable	4,592	3,093

Total current assets	287,181	229,566

Property, plant, and equipment, net	93,876	86,382
Intangibles, net	3,759	3,965
Other assets	14,055	7,076

	$398,871	$326,989

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$33,534	$31,220
Accrued expenses	16,556	16,033
Accrued payroll	7,964	13,096
Accrued taxes other than income	4,600	5,349
Accrued profit sharing	12,435	9,587
Accrued product/municipal liability	1,623	1,551
Accrued warranty	5,913	5,757
Current portion of notes payable	1,269	—

Total current liabilities	83,894	82,593

Deferred income taxes	7,863	7,863

Notes payable, net of current portion	100,000	43,559

Other non-current liabilities	12,525	11,675

Total liabilities	204,282	145,690

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value, 20,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.001 par value, 100,000,000 shares authorized, 67,717,348 shares issued and 63,000,512 shares outstanding on July 31, 2013 and 67,596,716 shares issued and 64,297,113 shares outstanding on April 30, 2013	68	68
Additional paid-in capital	201,926	199,120
Retained earnings	34,911	8,434
Accumulated other comprehensive income	73	73
Treasury stock, at cost (4,716,836 common shares on July 31, 2013 and 3,299,603 common shares on April 30, 2013)	(42,389)	(26,396)

Total stockholders’ equity	194,589	181,299

	$398,871	$326,989

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended
	July 31, 2013	July 31, 2012
	(In thousands)
Cash flows from operating activities:
Net Income	$26,477	$17,787
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	5,683	3,985
Loss on sale of business including loss on sale of discontinued operations, including $45 of stock-based compensation expense	—	798
Loss/(gain) on sale/disposition of assets	74	(14)
Provisions for/(recoveries of) losses on accounts receivable	(192)	75
Change in disposal group assets and liabilities	—	(1,112)
Stock-based compensation expense	2,202	853
Changes in operating assets and liabilities:
Accounts receivable	(7,476)	(5,051)
Inventories	(234)	(7,531)
Prepaid expenses and other current assets	(2,246)	(2,447)
Income tax receivable/payable	(1,499)	7,857
Accounts payable	2,314	(3,296)
Accrued payroll	(5,132)	(1,600)
Accrued taxes other than income	(749)	(268)
Accrued profit sharing	2,848	2,175
Accrued other expenses	311	(3,430)
Accrued product/municipal liability	72	32
Accrued warranty	156	(131)
Other assets	(4,598)	174
Other non-current liabilities	1,000	423

Net cash provided by operating activities	19,011	9,279

Cash flows from investing activities:
Proceeds from sale of business	—	5,500
Receipts from note receivable	19	18
Payments to acquire patents and software	(41)	—
Proceeds from sale of property and equipment	12	14
Payments to acquire property and equipment	(12,035)	(6,278)

Net cash used in investing activities	(12,045)	(746)

Cash flows from financing activities:
Proceeds from loans and notes payable	101,584	1,753
Cash paid for debt issue costs	(3,167)	—
Payments on capital lease obligation	(150)	(150)
Payments on loans and notes payable	(43,876)	(6,925)
Payments to acquire treasury stock	(15,993)	—
Proceeds from exercise of options to acquire common stock	534	527
Taxes paid related to restricted stock issuance	(11)	—
Excess tax benefit of stock-based compensation	81	88

Net cash used in financing activities	39,002	(4,707)

Net increase in cash and cash equivalents	45,968	3,826
Cash and cash equivalents, beginning of period	100,487	56,717

Cash and cash equivalents, end of period	$146,455	$60,543

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$4,573	$2,974
Income taxes	16,329	2,397

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDAS (Unaudited)

	For the Three Months Ended July 31, 2013:				For the Three Months Ended July 31, 2012:
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
				(In thousands)
Net sales	$171,020	$—		$171,020	$135,995	$—		$135,995
Cost of sales	98,247	(4,173)	(1)	94,074	84,768	(3,435)	(1)	81,333

Gross profit	72,773	4,173		76,946	51,227	3,435		54,662

Operating expenses:
Research and development	1,358	(68)	(1)	1,290	1,172	(57)	(1)	1,115
Selling and marketing	7,548	(65)	(1)	7,483	6,838	(72)	(1)	6,766
General and administrative	15,853	(2,807)	(2)	13,046	11,921	(1,234)	(2)	10,687

Total operating expenses	24,759	(2,940)		21,819	19,931	(1,363)		18,568

Operating income from continuing	48,014	7,113		55,127	31,296	4,798		36,094

Other income/(expense):
Other income/(expense), net	5	—		5	—	—		—
Interest income	102	—		102	368	(317)	(5)	51
Interest expense	(6,673)	6,673	(3)	—	(1,987)	1,987	(3)	—

Total other income/(expense), net	(6,566)	6,673		107	(1,619)	1,670		51

Income from continuing operations before income taxes	41,448	13,786		55,234	29,677	6,468		36,145
Income tax expense	14,922	(14,922)	(4)	—	10,807	(10,807)	(4)	—

Income from continuing operations	26,526	28,708		55,234	18,870	17,275		36,145

Discontinued operations:
Loss from operations of discontinued security solutions division	(52)	—		(52)	(1,682)	1,161	(6)	(521)
Income tax benefit	(3)	3	(4)	—	(599)	599	(4)	—

Income/(loss) on discontinued	(49)	(3)		(52)	(1,083)	562		(521)

Net income/comprehensive income	$26,477	$28,705		$55,182	$17,787	$17,837		$35,624

(1)	To exclude depreciation, amortization, and stock-based compensation expense.
(2)	To exclude depreciation, amortization, stock-based compensation expense, and DOJ/SEC costs and related profit sharing impacts of DOJ/SEC.
(3)	To exclude interest expense.
(4)	To exclude income tax expense/(benefit).
(5)	To exclude intercompany interest income.
(6)	To exclude loss on sale of discontinued operations, depreciation, amortization, interest expense, and stock-based compensation expense.